UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 4, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(832) 204-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On February 4, 2005, we entered into a Stock Purchase Agreement with Natural Gas Partners VI, L.P., William J. Scarff, David D. Hlebichuck, Proton Oil & Gas Corporation (“POGC”) and Proton Energy, L.L.C. to purchase all of the issued and outstanding common stock of POGC for a purchase price of $53 million in cash, which we plan to finance through our existing credit facility.  Upon acquisition of the POGC common stock, we will obtain control over POGC’s wholly owned subsidiary, Proton Energy, L.L.C., which owns various oil and gas interests in South Texas and South Louisiana, including estimated proved reserves of 28 Bcfe.  The agreement has an economic effective date of January 1, 2005 and is expected to close on or before February 25, 2005.  The purchase is subject to customary closing conditions and adjustments for a transaction of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

PETROHAWK ENERGY CORPORATION

Date: February 10, 2005	By:	/s/ Shane M. Bayless
Shane M. Bayless
Vice President-Chief Financial Officer and Treasurer

End of Filing